UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2010

SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Daniel Julien as Chief Accounting and Financial Officer

On February 9, 2010, SunSi Energies, Inc. ("Company") announced that David Natan has been appointed Chief Accounting and Financial Officer of the Company, effective as of February 9, 2010. Mr. Natan succeeds Daniel Julien, who was terminated from this position on February 9, 2010.  The Company owes no severance to Mr. Julien and plans to continue to use Mr. Julien in a consulting capacity on to be agreed upon terms.

(c) Appointment of David Natan as Chief Accounting and Financial Officer

On February 9, 2010, the Board of Directors of the Company appointed David Natan as the Company’s Chief Accounting and Financial Officer.

Mr. Natan, age 56, since December 2007 has been President of NATAN & ASSOCIATES, LLC., a consulting firm providing expert CFO services to both public and private companies. Prior to this, Mr. Natan worked at PharmaNet Development Group from February 2002 to November 2007, first as Vice President of Finance (Feb 2002-Aug 2006) and later as Executive Vice President, Reporting and Analysis (Aug 2006-Nov. 2007).

There is no family relationship between Mr. Natan and any Company director or executive officer.

There are no related party transactions between Mr. Natan and the Company.

In connection with Mr. Natan’s appointment as Chief Accounting and Financial Officer, the terms of his employment are that Mr. Natan shall receive monthly compensation of $5,000 and reimbursement of all pre-approved employment related expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunSi Energies Inc.

Dated:	February 9, 2010

By:	/s/ Richard St Julien
Richard St Julien
Vice President and Secretary